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                                                                    EXHIBIT 10.7

                                   AMENDMENT NO. 1
                      TO EMPLOYMENT AGREEMENT DATED JUNE 1, 1994
                     BY AND BETWEEN AAR CORP. AND DAVID P. STORCH


    This Amendment No. 1 made this 9th day of October, 1996 by and between AAR CORP., a Delaware corporation ("Company"), and David P. Storch ("Employee").

    WHEREAS, the Company and Employee entered into an Employment Agreement dated as of June 1, 1994 ("Agreement"); and

    WHEREAS, Employee was elected Chief Executive Officer of Company by the Board of Directors of Company on July 9, 1996, effective October 9, 1996; and

    WHEREAS, the Company and Employee desire to amend Agreement as set forth herein to reflect certain mutually agreed to changes to the terms and conditions thereof as a result of Employee's assumption of responsibilities as Chief Executive Officer.

    NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

    1. Subparagraphs (a), (b), and (c) of paragraph 3 are amended to (i) change the title "President and Chief Operating Officer" to read "President and Chief Executive Officer" wherever it occurs and (ii) change the title "Chairman and Chief Executive Officer" to read "Chairman of the Board" wherever it occurs.

    2. Paragraph 4 is amended to change the Base Salary rate set forth therein to "Five Hundred Thousand Dollars ($500,000) per fiscal year".

    3. Subparagraph (b) of paragraph 5 is deleted and the following is inserted in lieu thereof:

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         "(b) LONG TERM INCENTIVE BONUS AWARDS.  Employee will receive restricted stock awards, stock option grants and performance shares of stock in the Company in accordance with appendix (i) hereto, which is incorporated herein by reference."

    4. Subparagraph (e) of paragraph 9 is amended to delete "Chief Executive Officer" in the first sentence and insert "Chairman of the Board" in lieu thereof.

    5. Paragraph 12 is amended to add a new subparagraph 12(a)(4) to read as follows:

         "(4) All option grants and restricted stock awards provided for hereunder which have not then become vested (including released restrictions) or exercisable shall immediately become exercisable or vested as the case may be, and all performance shares to be awarded hereunder shall be immediately awarded, assuming targeted 100% achievement."

    6. Subparagraph (c)(i) of paragraph 12 is deleted and the following inserted in lieu thereof:

              "(i) 'Change in Control' shall be deemed to have occurred on the earliest of:

                   (a) the receipt by the Company of a Schedule 13D or other statement filed under Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), indicating that any entity, person, or group has acquired beneficial ownership, as that term is defined in rule 13d-3 under the Exchange Act, of more than twenty percent of the outstanding capital stock of the Company entitled to vote for the election of directors;

                   (b) the commencement by an entity, person, or group (other than the Company or a subsidiary of the Company) of a tender offer or an exchange offer for more than twenty percent of the outstanding voting stock of the Company;

                   (c) the effective time of (i) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to


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    such merger or consolidation hold less than 60% of the voting stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the property of the Company other than to an entity of which the Company owns at least 80% of the voting stock; or

                   (d) the election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors of the Company, of the lesser of (i) three directors, or (ii) directors constituting a majority of the number of directors of the Company then in office.

    IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed in its name by its duly authorized officer, and Employee has hereunto set his hand on this 9th day of October, 1996.

                             AAR CORP.

                             By:   /s/ Howard A. Pulsifer
                                 --------------------------------
                                 Howard A. Pulsifer, Vice President


                               /s/ David P. Storch
                             -----------------------------------
                             David P. Storch


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                                                                    Appendix (i)
                                                         to Employment Agreement
                                                              dated June 1, 1994


                                      AAR CORP.
                                         CEO
                           LONG-TERM INCENTIVE COMPENSATION


RESPONSIBILITY AND AUTHORITY

The Compensation Committee of the Board of Directors will be responsible for the administration of the CEO's long-term incentive compensation arrangements. Any interpretation or adjustments will be by the Committee, whose decision is final.

OVERALL STRUCTURE OF THE PLAN

Long-term incentive compensation for the CEO will consist of:

    -- 200,000 options awarded at the beginning of the 4-year performance period from date of appointment as CEO (July 9, 1996), vesting at 25% of the award on each of the 4 anniversary dates of the award. This grant will be made at fair market value as of the grant date.

    -- Up to 15,000 restricted shares in each of the 4 years of the performance period with the initial grant at the beginning of the 4-year performance period and subsequent grant on the next three successive anniversary dates of the CEO's appointment as CEO. Award will be made at fair market value on the date of the grant with vesting of 33% of the award on each of the 3 anniversary dates following the award. The actual number of shares granted is at the discretion of the Committee.

    -- Up to 360,000 "performance" shares to be awarded without restriction on the fourth anniversary date of the CEO's appointment subject to achievement of specified performance goals in four categories over the 4-year period.

         A. AAR's cumulative % Total Return to Shareholders as compared to the S&P 500.

         B. AAR's cumulative % Total Return to Shareholders as compared to the Peer Group.

         C.   AAR's average Annual Return on Capital as compared to the S&P
              500.

         D.   AAR's average Annual Return on Capital as compared to the Peer
              Group.


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DEFINITIONS:

-- Total Return to Shareholders -- Cumulative price appreciation plus dividends (reinvested).

-- Peer Group -- Selected companies used from time to time for performance comparison in AAR proxy. Any deletions or additions to the peer group during the performance period will cause measurement/calculation changes on a prospective basis from the date of the change in the peer group (beginning of the fiscal year in which the proxy is issued).

-- Return on Capital -- Earnings before interest and taxes (EBIT) divided by total capital (debt plus equity minus cash).

PERFORMANCE SHARE AWARD SCHEDULE*

    % of Target Achieved**        Shares Award for Each of the Four Criteria
    --------------------          ------------------------------------------


             0-80                                     0
              81                                 30,000
              100                                60,000
              120                                75,000
             120+                                90,000

* Results between the amounts on the schedule will be computed by linear interpolation.
** 100% achievement will be eighty percent (80%) of the median of the S&P 500 and the 60th percentile of the Peer Group.

ADDITIONAL CRITERIA FOR PERFORMANCE SHARE AWARDS

    -- No shares will be awarded in any category of award in which the result for AAR is negative.

    -- Change of control (as elsewhere defined in this agreement) will cause all options under this plan to become vested/exercisable, all restricted stock to vest and performance shares to be awarded assuming target (100%) achievement.

    -- At the direction of the Compensation Committee, transactions which significantly alter the capital structure of AAR may be excluded from the measurement period (in whole or in part) in a manner determined by the Committee.


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